INTER-AFFILIATE TRANSFER AGREEMENT
                    LEGG MASON MARYLAND TAX-FREE INCOME TRUST

         This Inter-Affiliate Transfer Agreement ("Transfer Agreement") is made as of the 8th day of June, 2007 by and among Legg Mason Fund Adviser, Inc. ("LMFA"), Legg Mason Investment Counsel & Trust Company, N.A. ("LM Trust"), Legg Mason Investment Counsel, LLC ("LMIC") and Legg Mason Tax-Free Income Fund ("Tax-Free Income") on behalf of Legg Mason Maryland Tax-Free Income Trust ("Fund").

                                    Recitals

         The Fund is a series of Tax-Free Income, an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

         LMFA is the investment adviser and manager of the Fund pursuant to an investment advisory and management agreement between LMFA and the Trust on behalf of the Fund; and

         LMFA and LM Trust have entered into a sub-advisory agreement dated June 1, 2000 ("Sub-Advisory Agreement"), under which LM Trust serves as investment sub-adviser of the Fund; and

         LMFA, LM Trust and LMIC are all affiliated by virtue of LMFA and LM Trust being wholly owned subsidiaries of Legg Mason, Inc. and LMIC being a wholly owned subsidiary of LM Trust; and

         LM Trust desires to transfer its duties and obligations under the Sub-Advisory Agreement to LMIC, and LMIC is willing to accept the transfer and assume the duties and obligations under the Sub-Advisory Agreement on the terms and conditions set forth herein; and

         The Fund has agreed to the proposed transfer;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Transfer and Assumption. The parties agree that the terms and conditions of the Sub-Advisory Agreement are incorporated herein by reference. Effective June 8, 2007, LM Trust hereby transfers, conveys and sets over all of its rights, interests, claims and entitlements under the Sub-Advisory Agreement to LMIC and to its successors and permitted assigns, to have and to hold the same forever, it being understood that such transfer, conveyance and set over will not result in the automatic termination of the Sub-Advisory Agreement as a result of an "assignment" within the meaning set forth in the 1940 Act and the regulations thereunder. LMIC hereby undertakes, assumes, and agrees to perform or otherwise discharge when due all covenants, liabilities, duties and obligations of LM Trust under or in connection with or arising out of the Sub-Advisory Agreement. Except as expressly herein provided, this Transfer Agreement shall not be construed to modify, terminate or merge any rights any party to the Sub-Advisory Agreement has pursuant to the terms thereof, and the parties hereby confirm all of the terms and provisions of the Sub-Advisory Agreement as remaining in full force and effect.

2. Consent. Tax-Free Income, on behalf of the Fund hereby consents and agrees to the foregoing transfer and assumption.

3. Further Assurances. Each of the parties agrees to execute and deliver, at its own expense, such further documents, and to do such further things, as another party may reasonably request in order to more fully effectuate the transactions contemplated by this Transfer Agreement.

4. Governing Law. This Transfer Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regards to its conflict of laws provisions.

5. Counterparts. This Transfer Agreement may be executed in any number of counterparts, all of which when taken together shall constitute but one and the same instrument, and any of the parties hereto may execute this Transfer Agreement by signing any such counterpart.

         IN WITNESS WHEREOF, the parties hereto have caused this Transfer Agreement to be executed by their respective officers, or other authorized signatories, as of the date first above written.

ATTEST:                             LEGG MASON TAX-FREE INCOME FUND
                                    One behalf of Legg Mason Maryland Tax-Free
                                    Income Trust

By: /s/ Peter Ciliberti             By:      /s/ Richard M. Wachterman
    -------------------                      ---------------------------
                                             Name: Richard M. Wachterman
                                                   -----------------------
                                             Title: Secretary
                                                    --------------------

ATTEST:                             LEGG MASON INVESTMENT COUNSEL AND TRUST
                                    COMPANY, N.A.

By: /s/ Lisa L. Posko               By:      /s/ Timothy J. Hynes III
    ---------------------                    -------------------------------
                                             Name: Timothy J. Hynes III
                                                   --------------------------
                                             Title:  Managing Director
                                                     ----------------------

ATTEST:                             LEGG MASON INVESTMENT COUNSEL, LLC

By: /s/ Lisa L. Posko               By:      /s/ S. Stevens Sands, Jr.
    ---------------------                    -------------------------------
                                             Name: S. Stevens Sands, Jr.
                                                   --------------------------
                                             Title:  Managing Director
                                                     ----------------------


ATTEST:                             LEGG MASON FUND ADVISER, INC.

By: /s/ Richard M. Wachterman       By:      /s/ Gregory Merz
    ---------------------------              -----------------------------
                                             Name: Gregory Merz
                                                   ------------------------
                                             Title:  Vice President
                                                     ----------------------

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